                                                       Exhibit 1.A.(10)

                                                       UNITED INVESTORS LIFE
                                                       Administrative Office
                                                       P. O. Box 10287
                                                       Birmingham, AL 25202-0287
                                                       1 800-340-3787

Titanium Investor
Variable Universal Life
Application

Complete the following forms in all cases:

All Parts of Application
Agent's Report

Complete the following when Needed:

HIV Consent Form, if required by state
Replacement Form
1035 Exchange Form
Pre-Authorized Bank Draft Agreement
For Additional Insured, complete Additional Insured Information

Directions

Y Give the Fair Credit / MIB Notice to the Applicant prior to completion of the application
Y   Complete and sign the Agent's Report
Y   Print application using black ink
Y   Get all required signatures
Y   Have the applicant initial any changes
Y   Don't accept or send money on applications totaling $1,000,000 or more
Y   Don't use pencil or white-out
Y   Complete and attach a signed copy of the Illustration

U-1300

United Investors Life Insurance Company

Federal Fair Credit Reporting Act Notice

We may request a consumer report which contains information about your character, reputation, and mode of living, except as may be related directly or indirectly to your sexual orientation. The information is obtained through interviews with your friends, neighbors, and associates. It is part of our underwriting procedure. We will furnish information about the nature of the report if you write to us and ask.

This notification must be given to the Proposed Insured before the application is completed.

U-1300

Medical Information Bureau Notice

Information about your insurability will be treated as confidential. United Investors Life Insurance Company, or its reinsurers may, however, make a brief report of this to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(617) 426-3660.

United Investors Life Insurance Company, or its reinsurers, may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

This notification must be given to the Proposed Insured before the application is completed.

U-1300

Temporary Insurance Agreement
Accidental Death - $100,000 Maximum

Payment of the Insurance is subject to all the provisions of this Agreement.

DEFINITION OF TERMS: Insured, You, Your, Yours mean the Proposed Insured(s) named in the application; or a child proposed to be insured under a Children's Insurance Rider. We, Our, Ours, Us mean United Investors Life Insurance Company. Insurance means the amount of temporary accidental death insurance provided by this agreement. Application means the application to which this agreement is attached. Policy means the policy applied for in the application. Beneficiary means the beneficiary named in the application.

BENEFIT: We agree to pay the insurance to the beneficiary when we receive due proof that the death of the insured: (1) resulted directly and independently of all other causes, from accidental bodily injuries sustained while this agreement was in force; (2) was not caused by suicide or any intentionally self-inflicted injury (in Missouri, while sane); and (3) was not contributed to in any way by bodily or mental infirmity or disease of any kind.

AMOUNT OF INSURANCE: The insurance provided under this Agreement and all other such agreements issued by us to you will be the least of: (a) The death benefit requested in the application less any death benefits we would pay on policies intended to be replaced by the policy; or (b) $100,000 if you are the Proposed Insured; or (c) $5,000 if you are a Proposed Insured Child.

STARTING DATE AND CONDITIONS: The limited insurance benefit provided by this agreement will start when the application is signed by you, provided: (1) at least one no-lapse monthly premium is received by us with the application; and
(2) any check or draft given for the above amount is honored when first presented to the bank.

ENDING DATE: The insurance will automatically end on the earliest of: (a) the date the policy is effective or is rejected by the applicant; (b) the date that the policy issued other than as applied for is accepted or rejected by the applicant; (c) the date we decline to issue a policy; or (d) 90 days after the starting date.

RECEIPT FOR PREMIUM

Amount Paid: $__________________________________

Agent's Signature ______________________________

Date ___________________________________________

All premium checks must be made payable to United Investors Life. Do not make checks payable to the Agent. Do not leave the payee blank.

If at least one no-lapse monthly premium is paid with the application, this agreement must be given to the applicant.

U-1300

Application for Titanium Investor
Variable Universal Life Insurance

A. Proposed Insured(s)

1.     Name of Proposed Insured (First-Middle-Last)

2.     Birthdate: (Mo/Day/Yr)      3.  Birthplace (State)

4.     Sex:   F    M               5.  Marital Status

6.     Social Security #           7.  Driver's License #/State

8.     Residence Address

       City                        State     Zip      Years There

9.     Other Residence addresses during past 2 years (Street, City, St, Zip)

10.    Occupation/Duties

11.    Employer's Name & Address

1a. Name of Additional Insured (First-Middle-Last)

2a. Birthdate: (Mo/Day/Yr)         3a.  Birthplace (State)

4a.    Sex:   F    M               5a.  Marital Status

6a.    Social Security #           7a.  Driver's License #/State

8a.    Residence Address

       City                        State     Zip      Years There

9a.    Other Residence addresses during past 2 years (Street, City, St, Zip)

10a. Occupation/Duties

11a. Employer's Name & Address
B. Beneficiaries:   Full Name and Relationship
Insured:   Primary Beneficiary:_______________    Relationship to Insured:
           Social Security#/TaxID#____________    ________________________

Contingent Beneficiary:_______________________    Relationship to Insured:
           Social Security#/TaxID#____________    ________________________

Additional Insured: Primary Beneficiary:__________________________________
           Social Security#/TaxID#____________    Relationship to Additional
                                                  Insured:________________
Contingent Beneficiary:_______________________    Relationship to Additional
           Social Security#/TaxID#____________    Insured:________________

C. Owner - Complete if Owner is someone other than the Insured

Name of Owner if other than Insured:_______________________________________
Relationship:_________________ Social Security#/Tax ID#.:__________________
Birthdate: (mo/day/yr)________
Address:_________________________________  City:________________
State:______  Zip:____________

Name of Contingent Owner:_______________________________________
Relationship:_________________ Social Security#/Tax ID#.:__________________
Birthdate: (mo/day/yr)________
Address:_________________________________  City:________________
State:______  Zip:___________

D.   Plan Information and Additional Benefits
     1. Base Face Amount:$____________
        Death Benefit Option: [ ] A (Level Death Benefit) [ ] B (Face Amount
                                                           plus Policy Value)
     2. Additional Benefits:
        []  Accidental Death Benefit Rider    $________________
        []  Additional Insured Term Rider     $________________(Complete
                                               Additional Insured Section for
                                                each additional insured.)
        [] Adjustable Term Insurance Rider    $________________(Maximum 9 x Base
        [] Change of Person Insured Rider                      Face Amount)
        [] Children's Insurance Rider (CIR) ______Units (Maximum 10 Units). (The
           following question must be answered if CIR is requested.) Has any child proposed for the Children's Insurance Rider had or been treated for a disorder or disease of the heart or brain, or diabetes, cancer
           or AIDS?                      [] Yes [] No
                                             (If "Yes," CIR is not available.)
        [] Death Benefit Guarantee Rider:    (Select One)
             [] Later of 10 Years or 65            [] Lifetime
        [] Option to Purchase Additional Insurance Rider
        [] Waiver of Monthly Deductions Rider
        [] Waiver of Specified Premium Rider: $________________
        [] Other: (Specify Plan/Amount)____________________________________

E. Premium Payments and Notices

   1.  Amount Paid with this Application:$_________________
   2.  Planned Periodic Premium:_____________________ (Write "none," if no future billing is
                                                      desired.)

   3.  Premium Payment Method and Frequency
       (Check one box only)

      Method          Annual    Semi-Annual      Quarterly     Monthly
      ------          ------    -----------      ---------     -------
      Direct Bill       []           []             []            N/A
      Bank Draft        []           []             []            []


   4.  Send all Premium Notices and Reports to: []  Insured's Residence
       [] Owner's Address [] Other Address:__________________________________


   5.  Premium Payment Allocation (Whole percentages only):

   FIXED ACCOUNT      ________%

   VARIABLE ACCOUNT SUBACCOUNTS

     AIM V.I.                            Fidelity VIP & VIP II cont'd
Capital Appreciation         _______%    VIP Growth Opportunities    _______%
Growth                       _______%    VIP High Income             _______%
Growth and Income            _______%    VIP Money Market            _______%
International Equity         _______%    VIP Overseas                _______%
Value                        _______%
   Alger American                        VIP II Balanced             _______%
Growth                       _______%    VIP II Contrafund           _______%
Income and Growth            _______%    VIP II Fund                 _______%
Leveraged AllCap             _______%    VIP II Index 500            _______%
MidCap Growth                _______%       INVESCO VIF
Small Capitalization         _______%    Equity Income Fund          _______%
  BT Insurance Funds                     Technology Fund             _______%
EAFE Equity Index            _______%    Utilities Fund              _______%
Small Cap Index              _______%       Strong VIF
  Fidelity VIP & VIP II                  Discovery Fund II           _______%
VIP Equity Income            _______%    Mid Cap Growth Fund II      _______%
VIP Growth                   _______%    Opportunity Fund II         _______%
VIP Growth and Income        _______%
                                         Total                           100%

6.   [] Dollar Cost Averaging

     Automatic transfer each month of a preselected dollar amount from the Money Market Subaccount or the Fixed Account.

     Select day of the month on which you would like transfers to be made: ____ (1st through 28th). If the day of the month selected does not fall on a Valuation Date, transfers will be made on the next following Valuation Date. Transfers will be made at the unit values determined on the date of each transfer.

     Select Account from which transfers are to be made:
                    ----

     [] Fixed Account       [] Money Market Subaccount

     Enter total dollar amount to be transferred: $_________  ($100 minimum)

Select  Accounts to which transfers are to be made and the dollar amount ($25
                 --
minimum) to be transferred to each Account.

FROM                                                       TO
AIM VI Capital Appreciation                                Fidelity VIP Growth Opportunities         $_______
AIM VI Growth                             $_______         Fidelity VIP High Income                  $_______
AIM VI Growth and Income                  $_______
AIM VI International Equity               $_______         Fidelity VIP Overseas                     $_______
AIM VI Value                              $_______         Fidelity VIP II Balanced                  $_______
Alger American Growth                     $_______         Fidelity VIP II Contrafund                $_______
Alger American Income and Growth          $_______         Fidelity VIP II Fund                      $_______
Alger American Leveraged AllCap           $_______         Fidelity VIP II Index 500                 $_______
Alger American MidCap Growth              $_______         INVESCO VIF Equity Income Fund            $_______
Alger American Small Capitalization       $_______         INVESCO VIF Technology Fund               $_______
BT Funds EAFE & Equity Index              $_______         INVESCO VIF Utilities Fund                $_______
BT Funds Small Cap Index                  $_______         Strong VF Discovery Fund II               $_______
Fidelity VIP Equity Income                $_______         Strong VF Mid Cap Growth Fund II          $_______
Fidelity VIP Growth                       $_______         Strong VF Opportunity Fund II             $_______
Fidelity VIP Growth and Income            $_______

7. [] Automatic Asset Rebalancing - Automatic rebalancing of the Subaccounts and the Fixed Account in your variable policy according to current premium allocation instructions.

        Select Rebalancing Frequency: [] Annual [] Semi-Annual [] Quarterly


        Select Day of Month for Rebalancing:__________(1st - 28th)

8. [] Telephone Authorization: If selected, Owner must initial agreement below.

        I agree to hold United Investors Life harmless from all claims when action is taken pursuant to a telephone request for transfers, reallocations or changes in premium allocations based on the

     Owner's correct name and policy number.________(Owner's initials)

9.   Suitability:

     a.  Did you receive copies of the prospectuses for the variable life
         policy and the Subaccounts selected?                Yes       No

     b. Do you understand that the Policy Value and the amount and duration of the Death Benefit may increase or decrease based on the Subaccounts selected and that this policy may terminate without value depending on
         the investment performance of such Subaccounts?     Yes       No

     c.  Do you believe that the insurance selected is suitable for
         your financial objectives?                          Yes       No

                                    Page 3

U-1300
F. Other Insurance/Replacement

1. Life Insurance and/or annuities in force on the lives of all persons proposed for insurance (If none, insert `NONE.'

Check one Insured/Additional Ins./Company and Policy No./Life Amount/ ADB Amount/Year
Issued
1.                                    $
2.                                    $
3.                                    $
4.                                    $

2. Is policy applied for intended to replace or change existing insurance or annuities in force? (If `Yes,' identify by circling number preceding
     Company Name.).................................... []   Yes  []   No

     If `Yes,' is this a 1035 Exchange................. []   Yes  []   No

3.   Do you have any other application for
     life insurance pending? .......................... []   Yes  []   No
                                                        Insured Additional
                                                                Insured

G.   Underwriting Information

1.   Has any person proposed for insurance:

     (a)  Used tobacco in any form in the past year?
          (If `Yes,' describe type and amount.)         []   Yes  []   No

     (b) Ever used tobacco? (If "yes," give date of
         last use, frequency and amount used.)          []   Yes  []   No

     (c)  Flown as a pilot, student pilot, or crew
          member? (If `Yes,' complete Aviation
          Questionnaire)                                []   Yes  []   No

     (d)  Participated in Auto Racing, Motorcycle
          Racing, Parachuting, Ballooning, Hang
          Gliding, Skin or Scuba Diving?

          (If 'Yes,' provide complete details on
          Avocation Questionnaire)                      []   Yes    []   No

     (e)  Had driver's license  suspended or revoked in
          the past 5 years, or had more than 2 moving
          violations in the past 3 years?
          (If `Yes,' explain.)                          []   Yes    []   No

     (f)  Been convicted of or awaiting trial for a
          felony? (If 'Yes,' give details
          including parole/probation status.)           []   Yes    []   No

     (g)  Been arrested, treated, or counseled for
          excessive use of alcohol or for drugs?
          (If `Yes,' give details.)                     []   Yes    []   No


     (h)  Had any new insurance or reinstatement
          refused, postponed, limited, withdrawn,
          cancelled, or offered or quoted on a
          substandard or rated basis? (If
          'Yes,' explain.)                              []   Yes    []   No

2. Does any person proposed for insurance:

     (a)  Participate in a physical fitness program?
          (If 'Yes,' describe.)                         []   Yes    []   No

     (b)  Drink alcoholic beverages? (If 'Yes,' report
          frequency, amount, type, and
          circumstances.)                               []   Yes    []   No

     (c)  Intend to travel or reside  outside the
          United States or Canada within the next
          year? (If 'Yes,' give details.)               []   Yes    []   No


3. Details of Any 'Yes' answers to Sections F & G.


                                   Check One
                                   ---------

   Item No.        Insured           Additional Ins.        Details
   --------        -------           ---------------        -------

U-1300

H.   Medical Questionnaire

1.   Insured Height _______ ft. ______ in.     Weight______ lbs.
1a.  Additional Insured Height_______ ft. ________in.  Weight_______  lbs.

Name and Address of Personal Physician____________________________________
Name and Address of Personal Physician____________________________________
__________________________________________________________________________
__________________________________________________________________________
___________________________________________________________Date and reason last consulted____________________________________________________________

Date and reason last consulted____________________________________________
__________________________________________________________________________
__________________________________________________________________________

2. In the past 10 years, have you had or been treated for:

                                                 Insured       Additional Ins.
                                                 -------       ---------------
     a.   disorder of eyes, ears, nose or
          throat?                               [] Yes [] No    [] Yes [] No

     b.   dizziness, fainting, convulsions,
          head injury, headaches, paralysis or
          stroke, tremor, muscle weakness,
          depression, other mental or nervous
          disorder?                             [] Yes [] No    [] Yes [] No

     c.   shortness of breath, persistent
          hoarseness or cough, blood spitting,
          bronchitis, asthma, pleurisy,
          emphysema, tuberculosis or chronic
          respiratory disorder?                 [] Yes [] No    [] Yes [] No

     d.   chest pain, palpitations, high blood
          pressure, rheumatic fever, heart
          murmur, varicose veins, phlebitis, or
          other heart or blood vessel
          disorder?                             [] Yes [] No    [] Yes [] No

     e.   hepatitis, cirrhosis, ulcer,
          intestinal bleeding, colitis,
          diverticulitis, appendicitis or other
          disorder of the esophagus,
          stomach, intestines, rectum, liver,
          gall bladder, pancreas or spleen?     [] Yes [] No    [] Yes [] No

     f.   sugar, albumin, blood or pus in
          urine, sexually transmitted or
          venereal disease, stone, or other
          disorder of the kidney, bladder,
          prostate or reproductive organs?      [] Yes [] No    [] Yes [] No

     g.   diabetes, thyroid or other
          endocrine disorders?                  [] Yes [] No    [] Yes [] No

     h.   arthritis, neuritis, neuralgia,
          rheumatism, gout, or disorder of the
          muscles or bones, including
          the spine, back and joints?           [] Yes [] No    [] Yes [] No

     i.   disorder of the skin, breast, or
          lymph glands, cancer, tumor or
          cyst?                                 [] Yes [] No    [] Yes [] No

     j.   allergies, anemia, bleeding
          tendency or other disorder of the
          blood?                                [] Yes [] No    [] Yes [] No

     k.   persistent fever, night sweats,
          chills and/or diarrhea?               [] Yes [] No    [] Yes [] No

     l.   or been diagnosed with AIDS by a
          member of the medical profession, or
          had a positive test for the HIV
          or HTLV-III (AIDS) virus?                 [] Yes [] No    [] Yes [] No


3. Other than listed above, have you within the past 5 years:

   a.  had or been treated for any mental or
       physical disorder, illness or
       injury; had or been advised to have any
       checkup, consultation,
       hospitalization, treatment or surgery
       including an EKG,
       X-ray or other diagnostic test?              [] Yes [] No    [] Yes [] No

   b.  received disability benefits or workers
       compensation?                                [] Yes [] No    [] Yes [] No

4. Are you now under observation or taking
   treatment or medication?                         [] Yes [] No    [] Yes [] No

5. Have you had any change in weight in the
   past year? (If yes, give amount and reason)      [] Yes [] No    [] Yes [] No
6. In the past ten years have you used narcotics,
   barbiturates, tranquilizers, hallucinogens,
   heroin, morphine, cocaine,
   amphetamines, LSD, marijuana or any other
   habit-forming drugs or prescription drugs,
   except as prescribed by a physician?             [] Yes [] No    [] Yes [] No

7. Have you had a father, mother, brother or
   sister diagnosed before age 60 as having:
   diabetes, cancer, high blood pressure, heart or
   kidney disease, alcoholism, mental illness
   or suicide?                                      [] Yes [] No    [] Yes [] No

 8. IMPORTANT Details of `Yes' answers to questions
    2 thru 7.

--------------------------------------------------------------------------------------------------
Item      Check one      Name and Address of Each Physician,    Dates and   Nature and Severity
 No.   Ins./Additional   Practitioner and Health Facility       Durations   of Condition,
                                                                            Frequency of Attacks
                                                                            Specific Diagnosis And
                                                                            Treatment
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

U-1300
Page 3

I.     Additional Details and Remarks

J.     Amendments and Corrections (For Home Office Use Only)
       (Not to be used where prohibited by statute or Insurance Department ruling.)

Agreement
I have read this completed application, and represent that the statements and answers given herein are true, complete, and correctly recorded to the best of my knowledge and belief. I agree that: (1) the entire contract will consist of this application and the policy issued in response to it; (2) no agent of the company can make or modify contracts, waive any rights of the Company, or waive any information requested by the Company; and (3) except as provided in the Temporary Insurance Agreement, if issued, no insurance will take effect unless:
(a) the policy is delivered to the Owner; (b) the first modal premium is paid; and (c) between the date of this application and the date of policy delivery, there has been no change in the health or insurability of any person proposed for insurance; (4) the acceptance of any policy issued on this application shall constitute acceptance and ratification of any changes made by the Company under "Amendments and Corrections". In those states where required, any change in age, amount, classification, plan of insurance or benefits shall be subject to written ratification by the applicant.

Authorization
I hereby authorize any licensed physician, medical practitioner; hospital, clinic or other medical or medically related facility, insurance company; reinsurer, the Medical Information Bureau or other organization, institution or person, that has any records or knowledge of me or my health, to give to United Investors Life Insurance Company, or its reinsurers, any such information. This authorization is valid for twenty-six months from the date this form is signed. A photographic copy of this authorization shall be as valid as the original. I know that I may request to receive a copy of this authorization. I have received the notification about the Federal Fair Credit Reporting Act and the Medical Information Bureau.

Signed at                                  on
         ---------------------------------    ----------------------------------
              City              State         Month/Day/Year

____________________________  _____________________   X_________________________
Agent's Name (Please Print)   Agent#  Reg/Div #        Signature of Proposed
Insured
X                                                     X
 --------------------------------------------------    -------------------------
 Signature of Agent                                    Signature of Additional
                                                        Insured

                                                      X
                                                       -------------------------
                                                       Signature of Owner, if
                                                        other than Proposed
                                                        Insured

U-1300

Agent's Report

1.   How well do you know the Proposed Insured?
     Know well           Do not know well
     Relative (state relationship)______________________
     How long known?____________________________________

2.   Did you personally see Proposed Insured?            Yes    No
     (If No, explain in Remarks)

3.   Who first suggested the purchase of this insurance?
     Agent        Owner/Applicant
     Proposed Insured        Other______________________

4.   To the best of your knowledge, does the policy applied for involve the
     replacement of existing insurance or annuities?     Yes    No
     (If Yes, follow all applicable state requirements)

5.   Purpose(s) which best describe the use of this Insurance:
     Personal                          Business

     Income Replacement                Buy/Sell
     Home Mortgage                     Key Person
     Estate Conservation               Stock Redemption
     Debt Repayment                    Creditor
     Other__________________           Other______________________

6.   Financial Information of Proposed Insured

     a.    Annual Income                        $_________________
     b.    Est. Net Worth                       $_________________
     c.    Ever filed bankruptcy?:                      Yes      No
           Date Discharged/Explain in Remarks

7. Owner's Confidential Financial Information:

a.   Age:_________________
b.   Gross Family Income: $_______________________
c.   TaxableIncome: $_____________________________
d.   Number of Dependents:________________________
e.   Occupation:__________________________________
f.   Employers' Name:_____________________________
g.   Employer Address:____________________________
h.   Savings and Liquid Assets: $_________________
i.   Other Assets (excluding home, furnishings, car): $__________________
j.   Net Worth (Assets minus liabilities): $______________________
k.   Are you associated with any NASD Member?           Yes      No
l.   Investment Objectives (mark all that apply):
     Retirement Savings                Reserves
     Children's College                Income
     Other Needs/Goods (specify in Special Remarks)
m.   Special Remarks/Considerations:______________________________________

--------------------------------------------------------------------------------

8. If this is business insurance:
   a. Are other principals being insured also?          Yes     No
      (If No, explain reason; If Yes, give names, amounts, companies)
   b. Business net worth $______________________
   c. Business net income Year_______________ Amount $_______________
   d. Percent of business owned by Proposed Insured __________%

9. If Proposed Insured is a Juvenile:
   a. Did you see the child?                             Yes     No
   b. Does he/she live with parents?                     Yes     No
   c. Are all brothers and  sisters insured
      for like amounts? (If No, explain in Remarks)      Yes     No
   d. How much insurance is in force on the life of the person responsible for the child's support? $________________

10.   Telephone Numbers        Insured              Additional Insured
      Home:
      Business:
      Best Time                a.m.     Bus.        a.m.     Bus.
      to Call:_______          p.m.     Home        p.m.     Home

11.   Is medical examination being completed             Yes     No
      If Yes, appointment date________________________
      Name of Para-Medical Service?___________________

12.   Remarks:

I represent that: (1) I have personally seen the Proposed Insured(s); (2) I have truly and accurately recorded on this application the information as supplied by the Owner and the Proposed Insured(s); (3) to the best of my knowledge and belief there is nothing adversely affecting the insurability of the Proposed Insured(s) other than as indicated in this application; (4) the written disclosure statement was given on or before the date the application was signed in states where applicable; and (5) if I become aware of a change in the health or habits of the Proposed Insured(s), occurring after the date of the application but before I deliver the policy, I promise to inform the company of the change and agree to withhold delivery of the policy until instructed by the Company.

X_______________________________________________________________________________
     Signature of Agent            Date                     Phone No.

Pre-Authorized Bank Draft Agreement

As a convenience to me, I hereby request and authorize United Investors Life Insurance Company, Birmingham, Alabama to initiate premium payments from my checking account either by electronic funds transfer or by pre-authorized bank draft order provided there are sufficient collected funds in said account to pay the same upon presentation. I agree that your rights in respect to each such transfer or draft shall be the same as if it were a check drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing; and until you actually receive such notice, I agree that you shall be fully protected in honoring any such transfer or draft.

I further agree that if any such transfer or draft is dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever, even though such dishonor results in the forfeiture of insurance.

   Name of  Policyholder(s)        Policy Number(s)         Bank Draft Premium

Depositor(s)

Financial Institution

Name of Depositor(s) listed on the account

Name of Financial Institution
(Please Print or Type)

Signature of Depositor (as checks are signed)

Date

Financial Institution Address

Signature of Joint Depositor (as checks are signed)

Date

City

State

Zip Code

Requested Draft Date (1st thru 28th only)

Account Number to be debited

Please attach a sample "void" check
(Deposit slip cannot be used)

Indemnification Agreement
To: The financial institution named above

In compliance with our mutual client's request, we will draw monthly drafts which are MICR encoded with your transit number and the drawee's bank account number. Please contact our Bank Draft Department if you have any questions.

In consideration of your compliance with the request and authorization of the depositor named on the reverse side, United Investors Life Insurance Company Agrees That:

1. It will indemnify and hold you harmless from any liability to any person having an account with you arising out of the payment by you of any check drawn by United Investors Life Insurance Company to its own order on the account of such person, or from any liability to any such person or to any owner or beneficiary of any policy issued by United Investors Life Insurance Company in respect of which such a check is drawn arising out of the dishonor by you whether with or without cause of any such check drawn by United Investors Life Insurance Company, provided there are sufficient funds in such account to pay the same upon presentation, whether or not such claim or liability asserted against you be based upon the forfeiture, or alleged forfeiture of a policy the premiums on which is sought to be collected by United Investors Life Insurance Company by any such check.

2. It will refund to you any amount erroneously paid by you to United Investors Life Insurance Company on any such check if claim for the amount of such erroneous payment is made by you within twelve months from the date of the check on which such erroneous payment was made.